                                  EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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

                                                                         YEAR ENDED       FOUR MONTHS ENDED     EIGHT MONTHS ENDED
                                                                      DECEMBER 31, 1994    APRIL 30, 1995       DECEMBER 31, 1995
                                                                      -----------------   -----------------     ------------------
FIXED CHARGES:
   Interest expense and amortization
    of debt issuance costs                                                    230,575            21,878                567,913
   Interest element of rent expense                                            25,667             9,000                 22,000
                                                                          -----------       -----------            -----------
                                                                              256,242            30,878                589,913
                                                                          ===========       ===========            ===========

EARNINGS:
   Consolidated Net Loss                                                     (874,235)         (123,985)            (1,185,534)
   Minority Interest                                                               --                --                109,837
   Income Tax Benefit                                                              --                --                334,451
   Fixed Charges                                                              256,242            30,878                589,913
                                                                          -----------       -----------            -----------
                                                                             (617,993)          (93,107)            (1,039,909)
                                                                          ===========       ===========            ===========

RATIO OF EARNINGS TO FIXED CHARGES                                              (2.41)            (3.02)                 (1.76)
                                                                          ===========       ===========            ===========

COVERAGE DEFICIENCY                                                           874,235           123,985              1,629,822
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

                                                                          YEAR ENDED             YEAR ENDED          YEAR ENDED
                                                                       DECEMBER 31, 1996     DECEMBER 31, 1997    DECEMBER 31, 1998
                                                                       -----------------     -----------------    -----------------
FIXED CHARGES:
   Interest expense and amortization
    of debt issuance costs                                                  1,055,498             6,406,811          31,671,645
   Interest element of rent expense                                            23,333                31,000              60,333
                                                                          -----------           -----------         -----------
                                                                            1,078,831             6,437,811          31,731,978
                                                                          ===========           ===========         ===========

EARNINGS:
   Consolidated Net Loss                                                   (3,125,428)           (9,091,533)        (36,476,436)
   Minority Interest                                                               --                    --                  --
   Income Tax Benefit                                                         373,323                    --           6,785,691
   Fixed Charges                                                            1,078,831             6,437,811          31,731,978
                                                                          -----------           -----------         -----------
                                                                           (2,419,920)           (2,653,722)        (11,530,149)
                                                                          ===========           ===========         ===========

RATIO OF EARNINGS TO FIXED CHARGES                                              (2.24)                 (.41)               (.36)
                                                                          ===========           ===========         ===========

COVERAGE DEFICIENCY                                                         3,498,751             9,091,533          43,262,127
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